UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

April 26, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

Bairnco Corporation (“Bairnco”) today reported that on April 23, 2004, the plaintiffs in the Transactions Lawsuit filed a petition for rehearing by the panel of the U.S. Court of Appeals for the Second Circuit that, on April 9, 2004 had affirmed the grant of summary judgment in favor of the defendants. In their petition, the plaintiffs contend that the Second Circuit misconstrued New York law concerning their claim to recover the dividends paid by Keene Corporation to Bairnco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

April 26, 2004

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